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                                                                Exhibit 3.21

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                  AMF BOWLING CENTERS (AUST) INTERNATIONAL INC.

Pursuant to Section 13.1-710 of the Virginia Stock Corporation Act, AMF Bowling Centers (Aust) International Inc. (the "Corporation"), a Virginia corporation, files the following Articles of Amendment with the Virginia State Corporation
Commission:

1. NAME. The name of the corporation is AMF Bowling Centers (Aust) International Inc.

2. THE AMENDMENT. The amendment adds the following new Article VII to the Corporation's Articles of Incorporation:

                                      VII.

                Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under
        Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

3. BOARD ACTION. The sole director of the Corporation adopted the amendment on December 13, 2001.

4. SHAREHOLDER ACTION. The sole shareholder of the Corporation adopted the amendment on December 13, 2001.


Dated: February [ILLEGIBLE], 2002


                              AMF BOWLING CENTERS (AUST) INTERNATIONAL INC.


                              By:  /s/ Christopher F. Caesar
                                   ---------------------------
                                   Name: Christopher F. Caesar
                                   Title: President

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                     AMF BOWLING CENTERS INTERNATIONAL INC.

                                    AMENDMENT

        1. NAME. The name of the corporation is AMF Bowling Centers International Inc.

        2. AMENDMENT. The Amendment is to change the name of the corporation from AMF Bowling Centers International Inc. to AMF Bowling Centers
(Aust) International Inc.

        3. ACTION BY DIRECTORS. On December 27, 1988, all of the directors of the corporation, by signing a consent in writing that sets forth the proposed amendment, found that the proposed amendment was in the best interest of the corporation and directed that it be submitted to the shareholders of the corporation with the request that they approve and adopt the same by signing a consent in writing.

        4. ACTION BY SHAREHOLDERS. On December 27, 1988, following the action of the directors, the shareholders of the corporation, by signing a consent in writing that sets forth the proposed amendment, approved and adopted the same. The number of shares outstanding and entitled to vote on the proposed amendment, being of a single class, was [ILLEGIBLE].

        IN WITNESS WHEREOF, the undersigned Vice President of AMF Bowling Centers International Inc. has executed these Articles of Amendment this 1st day of March, 1989.

                                  AMF BOWLING CENTERS INTERNATIONAL INC.


                                  By: /s/ Daniel M. McCormack
                                     ----------------------------------
                                        Vice President

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                            ARTICLES OF CORRECTION OF
                              AMF BOWLING USA INC.

        The undersigned corporation, as authorized by its Board of Directors and pursuant to Section 13.1-607 of the Code of Virginia, hereby executes the following articles and sets forth:

        1.      The name of the corporation is AMF Bowling USA Inc.

        2. The articles to be corrected are Articles of Amendment, which became effective on December 30, 1988.

        3. The aforesaid articles contain the following incorrect statement: The number of shares outstanding and entitled to vote on the proposed amendment, being of a single class, was 10,000. This incorrect statement is found in Paragraph 4 at the end of line 4 of the articles, and is corrected by inserting in lieu of such statement the following: The number of shares outstanding and entitled to vote on the proposed amendment, being of a single class, was 1.

        The undersigned President declares that the facts herein stated are true as of January 6, 1989.

                                                  AMF BOWLING USA INC.


                                                  By: /s/ Beverley W. Armstrong
                                                      --------------------------
                                                      Beverley W. Armstrong
                                                      President

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                            ARTICLES OF INCORPORATION

                                       OF

                              AMF BOWLING USA INC.

                                    AMENDMENT

        1.      NAME. The name of the corporation is AMF Bowling USA Inc.

        2. AMENDMENT. The Amendment is to change the name of the corporation from AMF Bowling USA Inc. to AMF Bowling Centers International Inc.

        3. ACTION BY DIRECTORS. On December 23, 1988, all of the directors of the corporation, by signing a consent in writing that set forth the proposed amendment, found that the proposed amendment was in the best interests of the corporation and directed that it be submitted to the sole shareholder of the corporation with the request that it approves and adopts the same by signing a consent in writing.

        4. ACTION BY SOLE SHAREHOLDER. On December 23, 1988, following the action of the directors, the sole shareholder of the corporation, by signing a consent in writing that set forth the proposed amendment, approved and adopted the same. The number of share outstanding and entitled to vote on the proposed amendment, being of a single class, was 10,000.

        IN WITNESS WHEREOF, the undersigned President of AMF Bowling USA Inc. have executed these Articles of Amendment this 28th day of December, 1988.

                                                  AMF BOWLING USA INC.


                                                  By: /s/ Daniel M. McCormack
                                                      --------------------------
                                                      President

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                            ARTICLES OF INCORPORATION

                                       OF

                              AMF BOWLING USA INC.

                                       I.

        The name of the Corporation is AMF Bowling USA Inc.

                                       II.

        The purpose for which the Corporation is formed is to transact any or all lawful business, not required to be specifically stated in these Articles, for which corporations may be incorporated under the Virginia Stock Corporation Act, as amended from time to time.

                                      III.

        The number of shares which the Corporation shall have authority to issue shall be 10,000 shares of the par value of $1.00 each.

                                       IV.

        The initial registered office shall be located at 707 E. Main Street, P.O. Box 1535, in the City of Richmond, and the initial registered agent shall be C. Porter Vaughan, III, who is a resident of Virginia and a member of the Virginia State Bar, and whose business address is the same as the address of the initial registered office.

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                                       V.

        The number of Directors constituting the initial Board of Directors shall be three, and the names and addresses of the persons who are to serve as the initial Directors are as follows:

William H. Goodwin, Jr.
President
Commonwealth Computer Advisors, Inc.
707 E. Main Street
Suite 1650
Richmond, Virginia 23219

James B. Farinholt, Jr.
President
Galleher & Company, Inc.
9 South Twelfth Street
Third Floor
Richmond, Virginia 23219

Frank E. Genovese
President
AMF Union Machinery, Inc.
2115 W. Laburnum Avenue
Richmond, Virginia 23221

                                       VI.

        (1)     In this Article:

                "Applicant" means the person seeking indemnification pursuant to this Article.

                "Expenses" includes counsel fees.

                "Liability" means the obligation to pay a judgment, settlement, penalty, fine, including any excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding.

                                       -2-
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                "Official capacity" means, (i) when used with respect to a director, the office of director in the Corporation; or (ii) when used with respect to an individual other than a director, the office in the Corporation held by the officer or the employment or agency relationship undertaken by the employee or agent on behalf of the Corporation. "Official capacity" does not include service for any other foreign or domestic corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.

                "Party" includes an individual who was, is, or is threatened to be made a named defendant or respondent in a proceeding.

                "Proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

        (2) The Corporation shall indemnify any person who was or is a party to any proceeding, including a proceeding by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, partner or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability incurred by him in

                                       -3-
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connection with such proceeding if (i) he believed, in the case of conduct in his official capacity, that his conduct was in the best interests of the Corporation, and in all other cases that his conduct was at least not opposed to its best interests, and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (ii) he was not guilty of gross negligence or willful misconduct. A person is considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on, or otherwise involve services by, him to the plan or to participants in or beneficiaries of the plan. A person's conduct with respect to an employee benefit plan for a purpose he believed to be in the interests of the participants and beneficiaries of the plan is conduct that satisfies the requirements of this section.

        (3) The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not of itself create a presumption that the applicant did not meet the standard of conduct described in Section (2) of this Article.

        (4) Notwithstanding the provisions of section (2) of this Article: no indemnification shall be made in connection with any proceeding charging the applicant with improper benefit to himself, whether or not involving action in his official capacity.

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in which he was adjudged liable on the basis that personal benefit was improperly received by him.

        (5) To the extent that the applicant has been successful on the merits or otherwise in defense of any proceeding referred to in section (2) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

        (6) Any indemnification under section (2) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the applicant is proper in the circumstances because he has met the applicable standard of conduct set forth in sections (2) and (4).

                The determination shall be made:

                (a) By the Board of Directors by a majority vote of a quorum consisting of Directors not at the time parties to the proceeding;

                (b) If a quorum cannot be obtained under subsection (a) of this section, by majority vote of a committee duly designated by the Board of Directors (in which designation Directors who are parties may participate), consisting solely of two or more Directors not at the time parties to the proceeding;

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                (c)     By special legal counsel:

                        (i) Selected by the Board of Directors or its committee in the manner prescribed in subsection (a) or (b) of this section; or

                        (ii) If a quorum of the Board of Directors cannot be obtained under subsection (a) of this section and a committee cannot be designated under subsection (b) of this section, selected by majority vote of the full Board of Directors, in which selection Directors who are parties may participate; or

                (d) By the shareholders, but shares owned by or voted under the control of Directors who are at the time parties to the proceeding may not be voted on the determination.

                Authorization of indemnification and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection (c) of this section to select counsel.

        (7)     (a)     The Corporation may pay for or reimburse the reasonable
expenses incurred by any applicant who is a party to a proceeding in advance of final disposition of the proceeding if:

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                        (i)     The applicant furnishes the Corporation a
written statement of his good faith belief that he has met the standard of conduct described in sections (2) and (4);

                        (ii) The applicant furnishes the Corporation a written undertaking, executed personally or on his behalf, to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

                        (iii) A determination is made that the facts then known to those making the determination would not preclude indemnification under this Article.

                (b)     The undertaking required by paragraph (ii) of subsection
(a) of this section shall be an unlimited general obligation of the applicant but need not be secured and may be accepted without reference to financial ability to make repayment.

                (c) Determinations and authorizations of payments under this section shall be made in the manner specified in section (6).

        (8) The Board of Directors is hereby empowered, by majority vote of a quorum of disinterested Directors, to cause the Corporation to indemnify or contract in advance to indemnify any person not specified in section (2) of this Article who was or is a party to any proceeding, by reason of the fact that he is or

                                       -7-
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was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the same extent as if such person were specified as one to whom indemnification is granted in section (2). The provisions of sections (3) through (7) of this Article shall be applicable to any indemnification provided hereafter pursuant to this section (8).

        (9) The Corporation may purchase and maintain insurance to indemnify it against the whole or any portion of the liability assumed by it in accordance with this Article and may also procure insurance, in such amounts as the Board of Directors may determine, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against or incurred by him in any such capacity or arising from his status as such, whether or not the Corporation would have power to indemnify him against such liability under the provisions of this Article.

        (10) Every reference herein to directors, officers, employees or agents shall include former directors, officers, employees and agents and their respective heirs, executors and

                                       -8-
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administrators. The indemnification hereby provided and provided hereafter pursuant to the power hereby conferred on the Board of Directors shall not be exclusive of any other rights to which any person may be entitled, including any right under policies of insurance that may be purchased and maintained by the Corporation or others, with respect to claims, issues or matters in relation to which the Corporation would not have the power to indemnify such person under the provisions of this Article.

Dated:  August 26, 1986


                                                /s/ Laurel E. Williams
                                                --------------------------------
                                                        Incorporator

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